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                                                                    Exhibit 4.48

   SECOND AMENDMENT TO CONTRACT ON PROCUREMENT OF TELKOM-2 SATELLITE NO.K.TEL
                   66/HK.920/UTA-00/2004, DATED 31 MARCH 2004

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
Parties:                1.  TELKOM; and

                        2.  Orbital Sciences Corporation ("CONTRACTOR").

Preceding Agreements:   1.  Main agreement - No.K.TEL.191/HK.810/UTA-00/2002
                            dated 24 October 2002;

                        2.  Amendment No. 1 - No.K.TEL.260/HK.820/UTA-00/2003
                            dated 15 December 2003.

Amended Provisions:     1.  The parties agree to change some provisions
                            regarding satellite performance specification, communication subsystem performance specification,
                            BUS subsystem performance specification, AMCS performance specification and ground system price breakdown;

                        2. The parties agree that the changes do not effect the price or delivery requirements.
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